DISTRIBUTOR AGREEMENT

      This agreement (the "Agreement") is made as of this 3rd day of August, 1998 by and between American Biogenetic Sciences, Inc., having a business address at 1375 Akron Street, Copiague, New York 11726 (the "Company") and Corgenix Medical Corporation having a business address at 12061 Tejon Street, Westminster, CO 80234 (the "Distributor").

IT IS MUTUALLY AGREED THAT:

      1.    DEFINITIONS.

            (A) PRODUCTS. The terms "Product" and "Products", as used in this Agreement, means TpPJ Kits in a microtiter plate format.

            (B) MARKET. The term "Market" as used in this Agreement shall be defined as North America and other such territories as the Parties shall mutually agree to add.

      2. APPOINTMENT. Subject to the terms and conditions of this Agreement, Company hereby appoints the Distributor on a non-exclusive basis to promote and sell the Products in the Market, and Distributor accepts such appointment upon the terms and conditions herein stated. Such appointment does not carry with it any right to appoint any sub-distributors.

      3. SALES PROMOTION. Sales Promotion shall mean the efforts of Distributor to promote the sale of the Products in the Market as more specifically set forth in Exhibit A and Section 7 hereof.

      4.    PRODUCT PURCHASE.

            (A) PRODUCT PRICES. The price of the Products to the Distributor shall be the Company's current Distributor Price List, as modified by the Company from time to time. Initially, the distribution price shall be as set forth in Exhibit B.

            (B) POINT OF SHIPMENT. The distribution price for Product sold to the Distributor is F.O.B. the Company warehouse Boston, MA, U.S.A.

            (C) COSTS OF SHIPMENT, ETC. All costs of transport, insurance and handling, all duties and the risk of loss in transit, after the Products have been placed on board any appropriate means of transportation at the Company's warehouse, will be borne by the Distributor. Title to the Products passes to the Distributor at the time loading of the Products on any appropriate carrier at Company's warehouse is completed. The Distributor shall be responsible for the payment of all import arrangements including taxes, duties, import licenses and appropriate import documents. Standard method of shipment is cold pak via Federal Express or any overnight service.

            (D) PAYMENT. Invoices are due and payable on or before the 30th day following the date Company invoices the Distributor.

            (E) PURCHASE ORDER ACCEPTANCE. Purchase contracts between the Distributor and Company are binding when Company mails its notice of acceptance of Distributor's purchase order. Any provision in a purchase order contrary to the terms of this Agreement is invalid and inoperative unless specifically accepted in writing in Company's notice of acceptance. Mere notice of acceptance shall not be deemed to be acceptance of terms contrary to those of the Agreement or a modification of this Agreement.

            (F) ORDER FULFILLMENT. Company agrees that it will endeavor to fill the accepted orders as promptly as practicable, subject, however, to delays caused by force majeure such as, transportation conditions, labor or material shortages, strikes, fires, or any other cause beyond Company's control.

      5. MARKETING INFORMATION. Company agrees to provide to Distributor information necessary to prepare literature, price sheets and any other items that Company deems necessary to properly sell the Products. Distributor agrees that upon termination of this Agreement, they will return all remaining literature, price sheets, etc. still remaining in their possession or under their control. The Product has been cleared by the U.S. FDA for sale. Distributor agrees that the promotional material will not be misleading and will conform to U.S. FDA regulations and regulations or laws of its distribution Market Specifically, the Distributor agrees to advertise only according to the clinical / medical use claims provided in the package insert and not to mislabel or adviterate any label applied to Product by Company.

      6. DISTRIBUTOR'S, RELATIONSHIPS AND CONDUCT OF BUSINESS.

            (A) It is agreed and understood that the Distributor is an independent contractor of Company. The Distributor is not and shall not be an employee, partner or agent of Company for any purpose, and is not granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Company or to bind Company in any matter or transaction.

            (B) Any expenses or costs which the Distributor personally incurs under this Agreement, and any other expenses incurred by the Distributor to operate pursuant to this Agreement shall be paid and borne by Distributor without reimbursement from Company. Company shall not be responsible for any costs except as specifically provided in Exhibit A and with respect to materials described in Section 5.

            (C) The Distributor agrees to be fully and exclusively liable to agents, employees, and servants, that Distributor may employ for any and all consideration or compensation due to such person, and Distributor shall also be fully and exclusively liable for any and all acts or commissions of its agents, employees and servants.

      7.    PROMOTION OF PRODUCTS.

            (A) Distributor agrees to aggressively promote the Product by advertising, direct sales and/or other means of promotion suitable to stimulate sales of Product.

            (B) The Distributor shall solicit customers for and sell Product in the Market and shall not solicit customers for and sell any goods or material of any kind which are or may be competitive with the Product during the term of this Agreement. The Company may terminate immediately the Agreement if Distributor continues to promote or to distribute competing products when notified by the Company. The Distributor agrees not to sell the Product outside of the Market or to sell it to any customer which Distributor knows or has reason to know will resell Product outside the Market.

      8.    TERM AND TERMINATION.


            (A) The term of this Agreement shall be twelve (12) months from the date hereof, automatically renewable for two additional twelve month periods provided that for the first renewal period Distributor orders a minimum of [Confidential Portion Omitted and Filed Separately with the Commission] kits in year two and for the second renewal period [Confidential Portion Omitted and Filed Separately with the Commission] kits in year three. Either party has the right to terminate the Agreement by providing written notice at least 60 days prior to the term of the agreement.


            (B) If either party breaches a term of this Agreement the other party shall be allowed to terminate this Agreement if an adequate remedy has not been implemented within thirty (30) days after written notice.

            (C) In the event the Distributor becomes insolvent, or seeks protection, voluntarily or involuntarily, through bankruptcy, or ceases conducting business, or Company has terminated the trademark license the Company shall have the immediate right to terminate this Agreement.

            (D) Upon termination of this Agreement, the Company (i) shall have the right to cancel all unfilled orders submitted by the Distributor, and (ii) shall have the right to repurchase, paying no more than the net price originally paid by the Distributor, such of its Products in Distributor's inventory as it shall elect to repurchase, and (iii) shall not be liable for any damages due to breach of contracts entered into between the Distributor and its customers, and
(iv) Distributor shall provide Company with a current copy of its customers' list for Product, after Company repurchases all of Distributor's existing inventory (WITH REMAINING UNEXPIRED SHELF LIFE) no later than the date the termination becomes effective.

            (E) Upon termination of this Agreement, Distributor will offer to assign to the Company or its appointed successor distributor at no cost to Distributor without further compensation all then-existing contracts not then fully performed for the sale of the Products.

            (F) Upon termination of this Agreement, payment shall be immediately due on all amounts owed by Distributor to the Company.

      9. WARRANTY. The Company warrants that the Products it manufactures or sells are free from defects in material and workmanship for a period coinciding with the Expiration Date contained on the Product. The Products are only warranted if stored and handled in accordance with instructions and if used within the limitations of the Company's specifications, and the Products are returned in accordance with the Company's return authorization instructions. The Distributor understands that biological products are perishable, proper shipment and storage condition are extremely important. The Distributor warrants that it has proper handling and storage facility for the Product.

            The Distributor's and end users (the "Buyer's") exclusive and sole remedy on account of any defective Products furnished by the Company, and the Company's liability with respect thereto is limited to replacement thereof or the invoice cost thereof, as shall be determined by the Company in its sole discretion. Handling or service charges in question with return of such Products, if approved by the Company shall be charged as determined by the Company. The Company shall not be liable in any event for any general, special, incidental, direct, nondirect, or consequential damages to the Distributor or Buyer or anyone on account of any Products sold by the Company or Distributor. This warranty is void if the Product is altered in any fashion by anyone other than the Company. The foregoing shall constitute the Distributor's and Buyer's sole right and remedy.

      10. PATENTS. The Company agrees to defend and hold harmless Distributor with respect to any patent infringement suite brought within the Market relating to the Product, property sold by Distributor provided that Distributor provides Company with immediate notice of any such suit or threatened suit and give Company full authority and cooperation in the defense of any such threat or action.

      11. NOTICES. Any notices, demands, or other communications required hereunder shall be in writing and shall be (i) sent by telecopy (and confirmed by one of the following three methods), (ii) hand delivered, (iii) sent by Federal Express, Express Mail or similar overnight delivery service for priority next business day delivery, or (iv) sent by certified or registered mail, return receipt requested, in any case addressed as follows (or to such other address as a party shall have designated by notice given to the other party pursuant hereto), and shall be deemed given (i) when received at the recipient's telecopy number if received before 5:00 p.m. or otherwise at 9:00 a.m. on the next business day, (ii) when delivered if hand delivered, (iii) the next business day after being sent if given by Federal Express, Express Mail or other overnight delivery service or (iv) the date received if sent by certified or registered mail, return receipt requested:

      (A) if to Company: (B) if to Distributor:

      American Biogenetic Sciences, Inc.  Corgenix Inc.
      1375 Akron Street                   12061 Tejon Street
      Copiague, New York 11726            Westminster, CO 80234
      Attn: Chairman of the Board         Attn:
      fax: 516-789-1661

      12. NO ASSIGNMENT. This Agreement is not assignable by the Distributor without the written consent of Company. Company shall have the right to assign this Agreement.

      13. AMENDMENT, MODIFICATION, OR WAIVER. No amendment, modification or waiver of any condition, provision or terms of this Agreement shall be valid or of any effect unless made in writing and signed by both parties. Any waiver by any party of any default of another party shall not affect or impair any rights arising from any subsequent default. Nothing herein shall limit the remedies and rights of the parties hereto under and pursuant to this Agreement.

      14. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      15. CAPTIONS, HEADINGS, OR TITLES. All captions, headings or titles in the sections of the Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement or a limitation of scope of the particular sections to which they apply.

      16. COUNTERPARTS. This Agreement may be signed in counterparts and shall become effective as if executed in a single, complete document as of the date hereof upon its execution by both Parties. Facsimile signatures of the undersigned Parties will have the same force and effect as original signatures.

      17. GOVERNING LAW. This Agreement and any modifications and additions thereto shall be governed in accordance with the laws of the State of New York. Distributor agrees to submit to and accept the jurisdiction of the courts of the State of New York in connection with enforcement of any judgement arising out of an arbitration proceeding.

      18. DISPUTES AND ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled solely by binding arbitration in Nassau County, New York pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association ("AAA"). There shall be three (3) arbitrators, one of whom shall be selected by the party seeking to initiate the arbitration, one by the other party and the third by the selected arbitrator(s). If a party fails to select an arbiter within 30 days after receiving a notice of arbitration, it shall forfeit its right to do so. The arbitration award shall be given in writing and shall be final and binding on the parties with respect to the subject matter in controversy. The parties shall keep confidential the arbitration proceedings and terms of any arbitration award, except as may otherwise be required by law or regulation. Each party shall bear its own legal fees and other costs related to the arbitration, except that the arbitrators shall determine who shall bear the costs of the AAA and arbitrators. The arbitrators may determine arbitrability but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement.

      19.   TRADEMARKS.

            (A) TRADEMARK OWNERSHIP. The Distributor recognizes the exclusive ownership and right of Company to all trademarks used by them in connection with the Products, and the Distributor agrees to sell and advertise these Products only under the trademarks regularly applied to them by Company.

            (B) TRADEMARK USAGE. The Distributor agrees that in selling Products with such trademarks, Distributor acquires no right in Company's trademarks, and Distributor will comply with all directives of Company with regard to its trademarks and trade names.

            (C) Company grants Distributor a nonexclusive right to use the TpP trademark solely in connection with Sales Promotion provided that at all times Distributor shall use the trademark in accordance with standards set by and acceptable to the Company. If Distributor should fail to meet such standards and to remedy such failure within 15 days after receiving notice thereof, Company shall have the immediate right to terminate the license grant provided in
Section 7(c).

            (D) DISCONTINUANCE OF USE OF COMPANY'S TRADEMARKS. Upon termination of this Agreement, the license grant to Distributor shall terminate and Distributor will discontinue the use of trademarks and trade names belonging to the Company and refrain from using words, names, signs, expressions of designs or combinations of words similar to Company's trademarks and trade names.

      IN WITNESS WHEREOF, Company and the Distributor have duly signed and executed this Agreement effective as of the date first written above.

AMERICAN BIOGENETIC SCIENCES, INC.  DISTRIBUTOR



By:                                       By:
   ----------------------------------        ---------------------------------
Name:                                     Name:
Title:                                    Title:

                                  EXHIBIT A


SALES PROMOTION
Distributor (Corgenix) and Company (ABS) will cooperatively work together to co-promote the Product and to create awareness in the research and medical communities.

Distributor will select key sites to evaluate the Product and collect clinical data. Distributor will provide Company with the name of a contact person at the key sites and Distributor shall provide to Company all data generated and conclusions made regarding same.


Distributor agrees to advertise and distribute promotional material and technical literature and to use every other effort necessary to promote the Product. To support the promotional campaign, Company will, for the first 6 months, provide a promotional allowance of [Confidential Portion Omitted and Filed Separately with the Commission] for every [Confidential Portion Omitted and Filed Separately with the Commission] Product kits purchased at a minimum purchase price of [Confidential Portion Omitted and Filed Separately with the Commission] per kit.


The Company and Distributor will review the effect and performance of such promotional activities after 6 months and will negotiate in good faith the amount of future promotional allowances and the nature of such future activities.

                                  EXHIBIT B

PRODUCT PRICE

The distributor price for the TpP kits in a microtiter plate format is [Confidential Portion Omitted and Filed Separately with the Commission]